VOTING TRUST AGREEMENT

  This Voting Trust Agreement, made this 31st day of December 1996,between Robert C. Hackney, hereinafter called the "Stockholder",and R H Financial Services, Inc. hereinafter called the "Trustee".

RECITALS

  A. The Stockholder represents that he is the owner of 314,000 shares of capital Stock of Net Lnnx, Inc., a Pennsylvania corporation, hereinafter called the "Corporation".

  B. In order to provide for the smooth and efficient operation of the Corporation, to prevent conflicts, and to avoid deadlocks, the Stockholder deem it to be in the best interests of the Corporation and of all the Stockholders thereof that this Agreement be executed.

  NOW, THEREFORE, in consideration of the foregoing recitals, the Stockholder, in consideration of the mutual promises contained herein, hereby agree with the Trustee, ant the Trustee hereby agree with the Stockholder, as follows:

Section One.   Transfer of Stock to Trustee.

  The Stockholder shall deposit the number of shares of capital stock referred to above and the certificates therefor, together with sufficient instruments duly executed for the transfer thereof to the Trustee, and shall receive in exchange therefor certificates hereinafter provided for. Upon the making of such deposit, all shares represented by the stock certificates so deposited shall be transferred on the books of the Corporation to the name of the Trustee, who is hereby authorized and empowered to cause such transfers to be made, and also to cause any further transfers to be made that may become necessary, due to a change in the identity of any Trustee, as hereinafter provided.

Section Two.   Trustee's Control Over Stock.

  During the period this Agreement remains in force, the Trustee shall possess legal title to the shares deposited, and shall be entitled to exercise all rights whatsoever, including the right to vote in person or by proxy, in respect of any and all deposited shares. However, the holder of a Trust Certificate issued by the Trustee shall be entitled to receive payments equal to any and all dividends collected by the Trustee with respect to shares of stock deposited by him.

Section Three.  Voting Trust Certificate.

  On deposit by the Stockholder of a certificate or certificates for shares of stock hereunder, accompanied by instruments of transfer, the Trustee shall deliver to such Stockholder a Voting Trust Certificate for the same number of shares of stock as that represented by the certificate or certificates deposited. Such Voting Trust Certificates shall be in substantially the following form:

                     VOTING TRUST CERTIFICATE
                      NO. 001  314,000 Shares

This certifies that Robert C. Hackney has deposited Three Hundred Fourteen Thousand (314,000) share of the capital stock of Net Lnnx, Inc. with the undersigned as Trustee under a Voting Trust Agreement dated December 31, 1996, between holders of capital stock of Net Lnnx, Inc. and their heirs, assigns and successors, and the undersigned, as Trustee. This certificate and the interest represented hereby is transferable only on the books of the Trustee upon presentation and surrender hereof. The holder of this certificate takes it subject to all the terms and conditions of the aforesaid Voting Trust Agreement and bocomes a party to such Agreement and is entitled to the benefits thereof.

Executed by the undersigned Trustee on the ______day of______, 1996.

_______________________________________
R H Financial Services, Inc., Trustee
By: Ron W. Hayes, Jr., President

Section Four.  Additional Stock

  After this Agreement has taken effect, the Trustee may from time to time receive any additional fully paid shares of the capital stock of the Corporation on the same terms and conditions as are set forth in this Agreement and in respect to such shares so received the Trustee shall issue and deliver certificates substantially in the form set forth above, entitling the holder to all the rights above spicified.

Section Five.  Dividends

  All dividends that may accrue on the stock deposited hereunder shall be distributed pro rata among the holders of the Voting Trust Certificates, in the proportion they are entitled thereto.

Section Six.   Rights of Trustee

  During the period this Agreement remains in effect, the Trustee shall posses and shall be entitled to exercise, in person or by proxy, all rights and powers of absolute owners in respect to all the stock of the Corporation deposited with him, including the right to vote on, to take part in, and consent to, any corporate or stockholders' actions of any kind whatsoever, and to receive dividends and distributions of the stock. The Trustee's right to vote shall include the right to vote for the election of directors and in favor of or in opposition to any resolution or proposed action of any character whatsoever that may require the consent of Stockholders.

Section Seven.  Election of Directors

  For so long as this Agreement may remain in effect, the Trustee hereunder shall vote the stock deposited hereunder to effect the election of and to continue in office a Board of Directors consisting of Ronald W. Hayes, Jr., Robert C. Hackney, and any such additional persons as the Trustee shall designate.

Section Eight.   Termination of Voting Trust

  On December 31, 1998, unless the Trustee exercises their right, which is hereby expressly granted to him, to terminate this Agreement at any time prior to that date, the Trustee shall distribute the stock of the Corporation held by him to the holders of the Voting Trust Certificates in proportion to their respective holdings on surrender of their certificates to the Trustee, and this Agreement shall thereupon terminate.

Setion Nine.   Sale or Purchase of Stock or Cerificate by Trustee

  Nothing contained herein shall deprive the Trustee of the privilege to be enjoyed by other depositors of selling or otherwise disposing of Voting Trust Certificates as they see fit or of purchasing additional certificates or of purchasing additional stock and selling it.

Section Ten.   Compensation of Trustee

  The Trustee shall not be entitled to any compensation.

Section Eleven.  Resignation fo Trustee

  If the Trustee shall resign, be dissolved or liquidated, or otherwise cannot act, this Trust shall terminate.

Section Twelve.  Voting by Trustee

  The Trustee shall have full power to vote for the election of Directors of the Corporation, on all matters that may require the vote of the Stockholders.

  If any question arises on which the Trustee desires the opinion of the Voting Trust Certificate Holders, a meeting may be called by the Trustee. At such meeting, the owners of majority in interest of the Voting Trust Certificates may indicate their preference to the Trustee.

Section Thirteen.  Trustees' Liability for Negligence

  The Trustee shall not be liable for acts or missions in acting on any paper, document or signature beleived by them to be genuine and to have been signed by the proper party. They shall not be liable for any error of judgment nor for any mistake of fact or law, nor for anything which they may do or refrain from doing in good faith, except , however, that the Trustee shall be liable for his own willful neglect or malfeasance. The Trustee may consult with legal counsel and any action under this Agreement taken or suffered in good faith by them in accordance with the opinion of counsel shall be conclusive on the parties to this Agreement. The Trustee shall at all times be fully protected and be subject to no liability in respect thereto.

Section Fourteen.   Amendment or Termination of Voting Trust

  This Agreement may be amended or terminated at any time prior to the termination date provided herein, by an instrument in writing duly executed and witnessed by the owners and holders of the trust certificates representing 100 percent of the shares of stock deposited hereunder.

Setion Fifteen.   Acceptance of Trust by Trustee

  The Trustee hereby accept this Trust subject to all the terms and conditions hereof, and agrees that he will exercise his powers and perform his duties as herein set forth. Nothing contained herein, however, shall be construed to prevent the Trustee from resigning and discharging himself from the Trust.

Section Sixteen.   Dissolution or Liquidation

  In the event of the dissolution or liquidation, eitther partial or total, of the Corporation, the Trustees shall receive the monies, securities, rights or property to which the Shareholders of the Corporation are entitled, and shall distribute it among the Voting Trust Certificate Holders in proportion to their interests, as shown by the books of the Trustee.

Section Seventeen.   Endorsement on Stock

  Each certificate representing shares held by any of the parties hereto shall contain a statement or legend that the shares represented by the certificate are subject to the provisions of a Voting Trust Agreement.

Section Eighteen.   Severability

  This Agreement shall not be severable in any way, but it is specifically agreed that if any provision should be held to be invalid, the invalidity shall not affect the validity of the remainder of this Agreement.

Section Nineteen.   Entire Understanding

  This Agreement contains the entire understanding of the parties hereto and supersedes any prior agreement, either oral or written, and any amendment or modification or termination of this Agreement must be in writing and signed by all the parties hereto.

Section Twenty.  Conflict of Interest

  The Trustee, any firm or corporation of which he may be a member, agent or employee, and any corporation, trust or association of which he may be a trustee, stockholder, director, officer, agent or employee, may contract with, or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Corporation, or any subsidiary or controlled or affiliated corporation, may be a party, or in which he may be concerned, as fully and freely as though the Trustee was not Trustee hereunder. The Trustee, his employees or agents, may act as directors or officers of the Corporation or any subsidiary or controlled or affiliated corporation.

Section Twenty-One.  Records

  The counterpart of the Voting Trust Agreement and the copy of such record so deposited with the Corporation shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of Voting Trust Certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

Section Twenty-Two  Construction

  This Agreement is intended by the parties to be governed and construed in accordance with the laws of the State of Florida.

Section Twenty-Three  Benefit

  This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators and assigns of the parties hereto.

  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written. Signed in the Presence of:

WITNESS:                                 TRUSTEE:
/s/ Barbara A. Bennett                    RH FINANCIAL SERVICES, INC.
--------------------------------
Barbara A. Bennett                        /s/ Ronald W. Hayes
                                          ---------------------------------
                                          Ronald W. Hayes, Jr., President


                                          STOCKHOLDER:

                                           /s/ Robert C. Hackney
                                          ---------------------------------
                                          Robert C. Hackney

                     VOTING TRUST CERTIFICATE
                      NO. 001  314,000 Shares

This certifies that Robert C. Hackney has deposited Three Hundred Fourteen Thousand (314,000) share of the capital stock of Net Lnnx, Inc. with the undersigned as Trustee under a Voting Trust Agreement dated December 31, 1996, between holders of capital stock of Net Lnnx, Inc. and their heirs, assigns and successors, and the undersigned, as Trustee. This certificate and the interest represented hereby is transferable only on the books of the Trustee upop presentation and surrender hereof. The holder of this certificate takes it subject to all the terms and conditions of the aforesaid Voting Trust Agreement and bocomes a party to such Agreement and is entitled to the benefits thereof.

Executed by the undersigned Trustee on the 31 day of December, 1996.


      /s/ Ronald W. Hayes, Jr.
-------------------------------------
R H Financial Services, Inc., Trustee
By: Ron W. Hayes, Jr., President